Exhibit 11
                     COMPUTATION OF PER SHARE EARNINGS

    The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and twelve months ended August 31, 1995 and 1994.

    Three months ended August 31, 1995:

    23,310,232 x shares outstanding for 26 days             606,066,032
    23,310,732 x shares outstanding for 38 days             885,807,816
    23,311,932 x shares outstanding for  4 days              93,247,728
    23,313,132 x shares outstanding for 24 days             559,515,168
                                                          _____________
                                                          2,144,636,744
    Divided by number of days in period                              92
                                                          _____________
                                                             23,311,269

    Twelve months ended August 31, 1995:

    25,074,982 x shares outstanding for 18 days             451,349,676
    24,941,910 x shares outstanding for 12 days             299,302,920
    24,934,917 x shares outstanding for 16 days             398,958,672
    24,713,278 x shares outstanding for 15 days             370,699,170
    24,520,641 x shares outstanding for 17 days             416,850,897
    24,416,386 x shares outstanding for 13 days             317,413,018
    24,383,698 x shares outstanding for 14 days             341,371,772
    24,270,808 x shares outstanding for 20 days             485,416,160
    24,189,103 x shares outstanding for 28 days             677,294,884
    23,851,100 x shares outstanding for 28 days             667,830,800
    23,660,154 x shares outstanding for 14 days             331,242,156
    23,575,659 x shares outstanding for 17 days             400,786,203
    23,424,790 x shares outstanding for 12 days             281,097,480
    23,310,232 x shares outstanding for 75 days           1,748,267,400
    23,310,732 x shares outstanding for 38 days             885,807,816
    23,311,932 x shares outstanding for  4 days              93,247,728
    23,313,132 x shares outstanding for 24 days             559,515,168
                                                          _____________
                                                          8,726,451,920
    Divided by number of days in period                             365
                                                          _____________
                                                            23,908,087

Three months ended August 31, 1994:

    25,440,811 x shares outstanding for 14 days             356,171,354
    25,400,907 x shares outstanding for 16 days             406,414,512
    25,360,562 x shares outstanding for 20 days             507,211,240
    25,312,432 x shares outstanding for 11 days             278,436,752
    25,268,032 x shares outstanding for 14 days             353,752,448
    25,157,400 x shares outstanding for 17 days             427,675,800
                                                          _____________
                                                          2,329,662,106
    Divided by number of days in period                              92
                                                          _____________
                                                             25,322,414

    Twelve months ended August 31, 1994:

    27,227,108 x shares outstanding for  1 day               27,227,108
    27,214,570 x shares outstanding for 15 days             408,218,550
    27,145,448 x shares outstanding for 14 days             380,036,272
    27,022,276 x shares outstanding for 12 days             324,267,312
    26,820,618 x shares outstanding for 19 days             509,591,742
    26,420,208 x shares outstanding for 11 days             290,622,288
    26,388,690 x shares outstanding for 21 days             554,162,490
    26,389,190 x shares outstanding for 10 days             263,891,900
    26,314,582 x shares outstanding for 19 days             499,977,058
    26,077,694 x shares outstanding for 16 days             417,243,104
    26,066,151 x shares outstanding for 15 days             390,992,265
    26,054,664 x shares outstanding for 14 days             364,765,296
    25,907,814 x shares outstanding for 14 days             362,709,396
    25,813,627 x shares outstanding for 17 days             438,831,659
    25,768,465 x shares outstanding for 14 days             360,758,510
    25,679,895 x shares outstanding for 19 days             487,918,005
    25,588,896 x shares outstanding for 14 days             358,244,544
    25,543,726 x shares outstanding for 16 days             408,699,616
    25,462,707 x shares outstanding for 12 days             305,552,484
    25,440,811 x shares outstanding for 14 days             356,171,354
    25,400,907 x shares outstanding for 16 days             406,414,512
    25,360,562 x shares outstanding for 20 days             507,211,240
    25,312,432 x shares outstanding for 11 days             278,436,752
    25,268,032 x shares outstanding for 14 days             353,752,448
    25,157,400 x shares outstanding for 17 days             427,675,800
                                                          _____________
                                                          9,483,371,705
    Divided by number of days in period                             365
                                                          _____________
                                                             25,981,840